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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          March 16, 1999
                                                 -------------------------------


                               SeaMED Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Washington                   0-21727                 91-1002092
           ----------                   -------                 ----------
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
         incorporation)                                      Identification No.)


14500 Northeast 87th Street, Redmond, Washington            98052-3431
------------------------------------------------            ----------
   (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:         425-867-1818
                                                   -----------------------------

                                       N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

        On March 16, 1999, Plexus Corp. agreed to acquire SeaMED Corporation through a merger. As a result of the merger, shares of SeaMED common stock will be converted into shares of Plexus common stock. The number of Plexus shares to be issued is based on a formula that depends on the market value of Plexus common stock. The value of the Plexus shares to be received is expected to range from $12 to $15 per SeaMED share depending upon the price of Plexus stock prior to the merger. The Agreement and Plan of Merger between Plexus and SeaMED is attached as Exhibit 2.

        Completion of the merger requires SeaMED shareholder approval, the expiration or termination of the applicable Hart-Scott-Rodino waiting period, and the satisfaction of other conditions as described in the agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)     Exhibits.

                2 Agreement and Plan of Merger by and among Plexus Corp., SeaMED Corporation and PS Acquisition Corp., dated as of March 16, 1999

                99      Press Release dated March 16, 1999



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SEAMED CORPORATION

Date    March 17, 1999                      By: /s/ W. ROBERT BERG
    ------------------                         ---------------------------------
                                               W. Robert Berg,
                                               President & Chief Executive
                                               Officer



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                                  EXHIBIT INDEX

Number               Description
------               -----------
2                    Agreement and Plan of Merger by and among Plexus Corp.,
                     SeaMED Corporation and PS Acquisition Corp., dated as of
                     March 16, 1999
99                   Press Release dated March 16, 1999

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